UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 25, 2007

ECOSPHERE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	000-25663 (Commission File No.)	65-0841549 (IRS Employer Identification No.)

3515 S.E. Lionel Terrace

Stuart, FL 34997

(772) 287-4846

(Address and telephone number

of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On February 25, 2007 we entered into an agreement with Robert Baratta to extend his promissory note of $1,347,870 for 150 days from its February 13, 2007 due date and to pay approximately $140,000 including a $50,000 principal reduction. The new principal balance is $1,297,870.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ James C. Rushing III
Chief Financial Officer

Date: February 26, 2007